     As filed with the Securities and Exchange Commission on June 22, 2001

                                                 Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ---------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ---------------------------------
                             CHITTENDEN CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

          Vermont                                      03-0228404
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
Incorporation or Organization)


                              Two Burlington Square
                            Burlington, Vermont 05401

               (Address of Principal Executive Offices) (Zip Code)

                   Chittenden Corporation Stock Incentive Plan
                              (Full Title of Plan)
                       ----------------------------------

                                Paul A. Perrault
                         Chairman, President and C.E.O.
                             Chittenden Corporation
                              Two Burlington Square
                              Burlington, VT 05401

                    (Name and Address of Agent For Service)

                                 (802) 658-4000
          Telephone Number, Including Area Code, of Agent for Service

                       ----------------------------------
                                With a copy to:
                           F. Sheldon Prentice, Esq.
              Senior Vice President, General Counsel and Secretary
                             Chittenden Corporation
                              Two Burlington Square
                              Burlington, VT 05401
                                 (802) 658-4000

                       ----------------------------------

                                             CALCULATION OF REGISTRATION FEE
================================================================================================================================
 Title of Securities To     Amount To Be    Proposed Maximum Offering Price      Proposed Maximum Aggregate        Amount of
      Be Registered         Registered (1)            Per Share                        Offering Price           Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value       1,000,000                $31.75 (2)                       $31,750,000                   $7,938
   $1.00 per share

================================================================================================================================

(1) This Registration Statement covers shares of common stock, par value $1.00 per share ("Common Stock"), of Chittenden Corporation ("Chittenden") which may be offered or sold pursuant to the Chittenden Corporation Stock Incentive Plan (the "Plan"). This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Chittenden.
(2) Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), based upon 1,000,000 shares, for which the exercise price is not known, multiplied by the average of the high and low sales prices of Chittenden's Common Stock reported on the New York Stock Exchange on June 19, 2001.

================================================================================

    This Registration Statement on Form S-8 relates to 1,000,000 additional shares of Common Stock of Chittenden which may be issued under the Plan. Chittenden hereby incorporates by reference the contents of its Registration Statement on Form S-8, File No. 333-25765, filed with the Securities and Exchange Commission (the "SEC") on April 17, 1997, relating to an aggregate of 1,232,422 shares of Common Stock issuable pursuant thereto.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.     Plan Information.*
            ----------------


Item 2.     Chittenden Information and Employee Plan Annual Information.*
            -----------------------------------------------------------


    * Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Introductory Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Certain Documents by Reference.
            -----------------------------------------------

    Chittenden hereby incorporates by reference the following documents which have been previously filed with the SEC:

      (a) Chittenden's Annual Report on Form 10-K for fiscal year ended December 31, 2000;

      (b) Chittenden's Quarterly Report on Form 10-Q for fiscal quarter end March 31, 2001;

      (c) Chittenden's Current Reports on Forms 8-K filed January 22, 2001, January 29, 2001, February 2, 2001, April 19, 2001, May 3, 2001 and
            May 4, 2001; and

      (d) The description of Chittenden's Common Stock contained in its Registration Statement on Form 8-A, filed with the SEC on January 9, 1998, under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendments or reports filed for the purpose of updating such description.



    In addition, all documents subsequently filed with the SEC by Chittenden pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.
            -------------------------

    Not Applicable.


Item 5.     Interests of Named Experts and Counsel.
            --------------------------------------

    Certain legal matters in connection with the issuance of the Common Stock offered by this Registration Statement are being passed upon for Chittenden by
F. Sheldon Prentice, Esq., Senior Vice President, General Counsel and Secretary of the Company.


Item 6.     Indemnification of Directors and Officers.
            -----------------------------------------

    The Vermont Business Corporation Act (the "VBCA") permits a corporation to indemnify a director against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in that capacity if: (1) the director conducted himself or herself in good faith, (2) the director reasonably believed that his or her conduct, in an official capacity with the corporation, was in the best interests of the corporation and, in all other cases, the conduct was at least not opposed to its best interests, and (3) in a proceeding brought by a governmental entity, the director had no reasonable cause to believe his or her conduct was unlawful, and the director is not finally found to have engaged in a reckless or intentional unlawful act. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre is not, of itself, determinative that the director did not meet the standard of conduct necessary for indemnification. Notwithstanding the foregoing, a corporation may not indemnify a director if the director was adjudged liable: (a) to the corporation in a proceeding by or in the right of a corporation, or (b) on the basis that a personal benefit was improperly received by the director in a proceeding charging improper personal benefit to the director. In addition, the VBCA provides that, unless limited in a corporation's charter, a corporation shall indemnify its directors and officers who are wholly successful, on the merits or otherwise, in the defense of any proceeding to which the directors or officers are parties by reason of their service in those capacities against reasonable expenses incurred in connection with the proceeding. Chittenden's charter does not limit such statutory right to indemnification.

    As permitted by the VBCA, Chittenden's bylaws, as amended and restated, provide that Chittenden shall indemnify its directors and officers to the fullest extent provided by the general laws of the State of Vermont, including the advancement of expenses under the procedures provided by such laws. In addition, Chittenden's bylaws contain the procedures pursuant to which such indemnification is effectuated.

    The VBCA permits the charter of a Vermont corporation to include a provision eliminating or limiting the liability of a director to the corporation or its stockholders for money damages for any action taken, or any failure to take any action, solely as a director, based on a failure to discharge his or her duties, except for (i) the amount of a financial benefit received by a director to which the director is not entitled; (ii) an intentional or reckless infliction of harm on the corporation or the stockholders; (iii) voting for or assenting to an unlawful distribution or (iv) an intentional or reckless criminal act. Chittenden's charter provides for the elimination of such liability to the full extent provided by Vermont law.

    As permitted by the VBCA and Chittenden's bylaws, Chittenden maintains directors and officers liability insurance in amounts and on terms which the Chittenden Board of Directors deems reasonable. In the ordinary course of business, the Chittenden Board of Directors regularly reviews the scope and adequacy of such insurance coverage.

    Under the VBCA, a Vermont corporation may indemnify directors for their conduct with respect to an employee benefit plan if the directors reasonably believe that their conduct was in the interest of the participants and beneficiaries of the corporation's employee benefit plan.

    Pursuant to the Plan, members of the Board of Directors, members of the Executive Committee, which administers the Plan, and any member or any delegatee of the Executive Committee shall not be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan. The members of the Board of Directors and the Executive Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by Chittenden for any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting from any act, omission, interpretation, construction or determination made in good faith in connection with the Plan to the fullest extent permitted by law and/or under any directors' and officers' liability insurance coverage which may be in effect from time to time.



Item 7.     Exemption from Registration Claimed.
            -----------------------------------

    Not Applicable.


Item 8.     Exhibits.
            --------

    The following is a complete list of exhibits filed as part of this Registration Statement.

Exhibit
-------

 5.1 Opinion of F. Sheldon Prentice, Esq. as to the legality of the securities being registered.
23.1  Consent of Independent Public Accountants, Arthur Andersen LLP.
23.2  Consent of Independent Auditors, KPMG LLP.
23.3  Consent of F. Sheldon Prentice, Esq. (included in Exhibit 5.1).
24.1 Powers of Attorney (contained on signature pages to this Registration Statement).
99.1 Chittenden Corporation Stock Incentive Plan (incorporated by reference to Chittenden's proxy statement for the 2001 Annual Meeting of Stockholders).

Item 9.      Undertakings.
             ------------

(a)   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 (a) or 15 (d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, Chittenden certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of Vermont, on this 20th day of June, 2001.

                             CHITTENDEN CORPORATION


                              By: /s/ F. Sheldon Prentice
                                  ---------------------------------
                                  Name:  F. Sheldon Prentice, Esq.
                                  Title: Senior Vice President, General Counsel
                                         and Secretary


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints F. Sheldon Prentice such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                          Title                             Date
          ---------                          -----                             ----
/s/  Paul A. Perrault         Chairman of the Board of Directors,
-------------------------     President and Chief Executive Officer   June 20, 2001
Paul A. Perrault              and (Principal Executive Officer)


/s/  Kirk W. Walters          Executive Vice President,               June 20, 2001
-------------------------     Chief Financial Officer
Kirk W. Walters               and Treasurer (Principal
                              Accounting Officer)


/s/  Frederic H. Bertrand     Director                                June 20, 2001
-------------------------
Frederic H. Bertrand

/s/  David M. Boardman        Director                                June 20, 2001
-------------------------
David M. Boardman


/s/  Paul J. Carrara          Director                                June 20, 2001
-------------------------
Paul J. Carrara


/s/  John K. Dwight           Director                                June 20, 2001
-------------------------
John K. Dwight


/s/  Lyn Hutton               Director                                June 20, 2001
-------------------------
Lyn Hutton


/s/  Philip A. Kolvoord       Director                                June 20, 2001
-------------------------
Philip A. Kolvoord


/s/  James C. Pizzagalli      Director                                June 20, 2001
-------------------------
James C. Pizzagalli


/s/  Ernest A. Pomerleau      Director                                June 20, 2001
-------------------------
Ernest A. Pomerleau


/s/  Mark W. Richards         Director                                June 20, 2001
-------------------------
Mark W. Richards


/s/  Pall D. Spera            Director                                June 20, 2001
-------------------------
Pall D. Spera


/s/  Owen W. Wells            Director                                June 20, 2001
-------------------------
Owen W. Wells

EXHIBIT INDEX


Exhibit No.              Description
-----------              -----------

 5.1 Opinion of F. Sheldon Prentice, Esq. as to the legality of the securities being registered.
23.1  Consent of Independent Public Accountants, Arthur Andersen LLP.
23.2  Consent of Independent Auditors, KPMG LLP.
23.3  Consent of F. Sheldon Prentice, Esq. (included in Exhibit 5.1).
24.1 Powers of Attorney (contained on signature pages to this Registration Statement).
99.1 Chittenden Corporation Stock Incentive Plan (incorporated by reference to Chittenden's proxy statement for the 2001 Annual Meeting of Stockholders).